Exhibit 99.2

CONNECTICUT WATER SERVICE, INC.

Dividend Reinvestment and Common Stock Purchase Plan

Automatic Deduction Authorization Form

Optional monthly cash investments (minimum $25/maximum $3,333) can be withdrawn from your bank account by authorizing Connecticut Water Service’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., to automatically deduct money from your checking or savings account. Your bank must be a member of the Automated Clearinghouse (ACH) program.

Please return the completed form to

Broadridge Corporate Issuer Solutions, Inc.

P.O. Box 1342

Brentwood, NY 11717

(888) 205-0681

Bank Information (See the reverse for sample information.)

Amount to be deducted monthly from your account	Bank Name and Address

Your Name on your Bank Account	ABA Number (8 digits)

Your Checking Account Number*	Your Savings Account Number*

*Choose either a checking OR savings account. If you choose a checking account, please include a voided check from your account.

Connecticut Water Service, Inc./Broadridge Corporate Issuer Solutions, Inc. Account Information & Signature Authorization

Name(s)	Social Security Number

Mail Address	City, State, Zip Code

Signature(s)	Date